As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-151826

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8/S-3

REGISTRATION STATEMENT

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

(Including registration of shares for resale by means of a Form S-3 Prospectus)

MARVELL TECHNOLOGY GROUP LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	77-0481679
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Canon’s Court

22 Victoria Street

Hamilton HM 12

Bermuda

(441) 296-6395

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Marvell Technology Group Ltd.

Amended and Restated 1995 Stock Option Plan

(Full title of the plan)

Tom Savage

Vice President, Global Legal Affairs and Governmental Policy

Marvell Semiconductor, Inc.

5488 Marvell Lane

Santa Clara, California 95054

(408) 222-2500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to Form S-8/S-3 relates to the Registration Statement on Form S-8/S-3 (File No. 333-151826) initially filed with the Securities and Exchange Commission (the “Commission”) on June 20, 2008 (the “Registration Statement”) by Marvell Technology Group Ltd., a Bermuda corporation (the “Company”). The Registration Statement registered the sale of up to 169,277 shares of common stock of the Company that were issued under the Marvell Technology Group Ltd. Amended and Restated 1995 Stock Option Plan.

The shares number in the preceding paragraph reflect the shares as registered and has not been adjusted for subsequent stock splits.

In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8/S-3, and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on July 28, 2014.

MARVELL TECHNOLOGY GROUP LTD.

By	/s/ Dr. Sehat Sutardja
Dr. Sehat Sutardja
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Dr. Sehat Sutardja and Michael Rashkin and each of them, acting individually, as his attorney-in-fact, with full power of substitution, for him and in any and all capacities, to sign any and all amendments to this registration statement (including any post-effective amendments thereto) and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Dr. Sehat Sutardja Dr. Sehat Sutardja	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	July 28, 2014

/s/ Michael Rashkin Michael Rashkin	Chief Financial Officer (Principal Financial and Accounting Officer)	July 28, 2014

/s/ Dr. Juergen Gromer Dr. Juergen Gromer	Director	July 28, 2014

/s/ Dr. John G. Kassakian Dr. John G. Kassakian	Director	July 28, 2014

/s/ Arturo Krueger Arturo Krueger	Director	July 28, 2014

/s/ Dr. Randhir Thakur Dr. Randhir Thakur	Director	July 28, 2014